Exhibit 5.1

March 27, 2009	Ref. 30853.0002

By Email and by Hand

IPC Holdings, Ltd. 29 Richmond Road Pembroke HM 08 Bermuda

Dear Sirs,

IPC Holdings, Ltd.

Registration Statement on Form S-4

1.	Subject of Opinion

We have acted as special legal counsel in Bermuda as to matters of Bermuda law to IPC Holdings, Ltd., a company organized under the laws of Bermuda (the “Company”), and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-4 (the “Registration Statement”) in relation to the registration by the Company of up to 39,253,617 common shares (the “Securities”) including common shares required to be reserved for issuance upon exercise of the “New Warrants” as such term is defined in an Agreement and Plan of Amalgamation dated 1 March 2009 between the Company, IPC Limited and Max Capital Group Ltd. (the “Plan”).

2.	Documents Examined

For the purposes of this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company and a copy of the resolutions passed at a meeting of the board of

IPC Holdings, Ltd. (the “Company”) Re: Registration Statement on Form S-4	March 27, 2009 Page 2

directors of the Company held on 1 March 2009 (the “Resolutions”) all as certified by the secretary of the Company on 27 March 2009 and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

3.	Opinion Limited to Bermuda Law

We have made no investigation of the laws of any jurisdiction other than Bermuda and this opinion is given only with respect to Bermuda law as applied by the Courts of Bermuda as at the date hereof. This opinion is limited to the matters stated herein and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. This opinion is governed by and is to be construed in accordance with Bermuda law.

4.	Assumptions

In giving this opinion we have assumed:

4.1	the authenticity, accuracy and completeness of all documents (including, without limitation, public records) submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, notarised or photo static copies; and

4.2	the genuineness of all seals, signatures and markings on any documents examined by us.

5.	Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that upon the shareholders resolving to increase the Company’s authorized share capital as contemplated in the Notice of 2009 Annual General Meeting attached to the Registration Statement, the Securities (including common shares to be issued upon the exercise of the New Warrants) will have been duly authorised, and when issued as contemplated in conformity with the Resolutions and the prospectus included in the Registration Statement or any prospectus supplement the Securities will be validly issued, fully paid and non-assessable.

IPC Holdings, Ltd. (the “Company”) Re: Registration Statement on Form S-4	March 27, 2009 Page 3

6.	Reservations

Any reference in this opinion to securities being “non-assessable” means, in relation to fully-paid securities of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of securities, that: no security holder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their securities, to satisfy claims of creditors of the Company, or otherwise; and no security holder shall be bound by an alteration of the memorandum of association or bye-laws of the Company after the date on which he became a security holder, if and so far as the alteration requires him to take, or subscribe for additional securities, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

7.	Disclosure and Consent

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm, under the caption “Validity of the Securities” in the prospectus attached thereto, without admitting that we are “experts”, within the meaning of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully,

/s/ MELLO JONES & MARTIN